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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF FREMONT GENERAL CORPORATION

Each of the subsidiary companies does business under its incorporated name.

1.  Domestic Subsidiaries
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NAME                                                   STATE OF INCORPORATION
----                                                   ----------------------
Casualty Insurance Company                                    Illinois
Comstock Insurance Company                                    California
Employer's First Insurance Company                            California
Fremont American Insurance Company                            California
Fremont Compensation Insurance Company                        California
Fremont Compensation Insurance Group, Inc.                    Delaware
Fremont Financial Corporation                                 California
Fremont Funding, Inc.                                         Delaware
Fremont Health Corporation                                    California
Fremont Indemnity Company                                     California
Fremont Investment & Loan                                     California
Fremont Life Insurance Company                                California
Fremont Pacific Insurance Company                             California
Fremont Reinsurance Company                                   California
Industrial Indemnity Company                                  California
Industrial Indemnity Company of Alaska                        Alaska
Industrial Indemnity Company of Idaho                         Idaho
Industrial Indemnity Company of the Northwest                 Washington
Investors Bancor                                              California
Menlo Life Insurance Company                                  Arizona
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2. Foreign Subsidiaries

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NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------
Fremont Reinsurance Company, Ltd.                             Bermuda
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